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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement of Leap Therapeutics, Inc. on Form S-8 (No. 333-215787) of our report dated March 31, 2017, on our audits of the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 31, 2017.

/s/ EISNERAMPER LLP

Philadelphia, Pennsylvania
March 31, 2017

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  Exhibit 23.1